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                                 EXHIBIT 10(a)

                                AMENDMENT ONE TO
                         AMENDED AND RESTATED AGREEMENT

     In accordance with a resolution adopted by the Human Resources and Planning Committee of the Board of Directors of Fleet Financial Group, Inc. on June 17, 1998, Section 6(d)(i)(C) of the Amended and Restated Agreement (the "Agreement") between Fleet Financial Group, Inc. and Eugene M. McQuade, dated as of October 15, 1997, shall be amended to read as follows:

          a lump sum retirement benefit equal to the difference between (a) the actuarial equivalent of the benefit under the Fleet Financial Group, Inc. Pension Plan (the "Pension Plan"), as supplemented by the Retirement Income Assurance Plan or any successor to such plan (the "RIAP") and the Supplemental Executive Retirement Plan or any successor to such plan (the "SERP"; and together with the RIAP and the Pension Plan, collectively referred to as the "Retirement Plans"), which the Executive would receive if the Executive was fully vested in the Retirement Plans and the Executive's employment continued at the compensation level provided for in Sections 4(b)(i) and 4(b)(ii) for the additional years (if any) from the Date of Termination until he reached age 52 ("Age 52 Benefit"), and for three additional years from the later of age 52 and the Date of Termination, and all such additional years after the Date of Termination shall be credited to the Executive for purposes of calculating the Executive's age, final average salary and years of service accrued under the Retirement Plans, provided, however, that any benefit to the Executive under any one or more of the Retirement Plans shall be included in the foregoing calculation only to the extent the Executive participated in such Retirement Plans immediately prior to the Effective Date and provided, however, that the Age 52 Benefit shall be offset (but not below 0) by the actuarial equivalent of the Executive's retirement benefits (paid or payable) under qualified and nonqualified plans maintained by Manufacturer's Hanover Trust, and (b) the actuarial equivalent of the Executive's actual benefit (paid or payable), if any, under the Retirement Plans; and

     IN WITNESS WHEREOF, the Executive has executed this Amendment One to the Agreement ("Amendment One") and the Company has caused this Amendment One to be executed by its duly authorized officer effective as of June 17, 1998.


                                     /s/ Eugene M. McQuade
                                     ---------------------
                                         Eugene M. McQuade

                                  FLEET FINANCIAL GROUP, INC.

                                  By /s/  M. Anne Szostak
                                     ----------------------
                                          M. Anne Szostak
                                          Executive Vice President



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